Ernst & Young LLP
5 Times Square
New York, New York 10036-6530
Tel: +1 212 773 3000

November 25, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the Exhibit to item 77K of Form N-SAR dated November 25, 2009 of Insured Municipal Income Fund Inc. and are in agreement with the statements contained in the second, third, fourth and sixth paragraphs therein.   We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/Ernst & Young LLP